UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 8, 2020
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 8, 2020, Lydia Stone, Chief Accounting Officer and Corporate Controller of Evolent Health, Inc. (the “Company”) notified the Company of her decision to resign from her position as Chief Accounting Officer and Corporate Controller, effective June 12, 2020. Ms. Stone resigned to pursue another opportunity, and there were no disagreements between the Company and Ms. Stone on any matter regarding its operations, policies, or practices.

(c) On June 8, 2020, the Company’s Board of Directors appointed Aammaad Shams, to serve as the Company’s interim Principal Accounting Officer and Corporate Controller, effective June 12, 2020. Mr. Shams, 36, has served as the Company’s Assistant Corporate Controller since January 2020. Mr. Shams also served as Senior Director of Technical Accounting from April 2018 to June 2019, and Senior Director of Accounting from July 2019 until December 2019. Prior to joining the Company, Mr. Shams was a Director in KPMG, LLP’s Accounting Advisory Services practice from June 2015 until March 2018.

There is no arrangement or understanding between Mr. Shams and any other person pursuant to which Mr. Shams was appointed as interim Principal Accounting Officer and Corporate Controller. Mr. Shams does not have any family relationships with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company, and there are no related party transactions with regard to Mr. Shams that are reportable under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders
(a) Evolent Health, Inc. held its 2020 annual meeting of stockholders on June 9, 2020. At the 2020 annual meeting, the Company’s stockholders voted on three proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2020 annual meeting filed with the Securities and Exchange Commission on April 29, 2020. As of the record date of April 15, 2020, there were 85,474,938 shares of Class A common stock outstanding and entitled to vote at the 2020 annual meeting.
(b) The final voting results with respect to each proposal voted upon at the 2020 annual meeting are set forth below.
Proposal 1

The Company’s stockholders elected by the affirmative vote of a majority of votes cast by the holders of our Class A common stock, each of the three Class II director nominees named in the proxy statement to the Board of Directors for a three-year term expiring at the Company’s 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified, as set forth below:

	For	Against	Abstentions	Broker Non-Votes
Bridget Duffy, M.D.	44,886,314	14,621,963	58,397	8,647,668
Diane Holder	42,586,210	16,922,066	58,398	8,647,668
Michael D’Amato	45,472,147	14,030,526	64,001	8,647,668
Proposal 2

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020, by the affirmative vote of a majority of votes cast by the holders of our Class A common stock, as set forth below:

For	Against	Abstentions
67,732,756	437,833	43,753

Proposal 3
The Company’s stockholders approved the compensation of our named executive officers for 2019 on an advisory basis, by the affirmative vote of a majority of votes cast by the holders of our Class A common stock, as set forth below:

For	Against	Abstentions	Broker Non-Votes
58,052,447	1,473,226	41,087	8,647,582

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolent Health, Inc.

Date: June 9, 2020	/s/ Jonathan D. Weinberg
Jonathan D. Weinberg
General Counsel and Secretary (Duly Authorized Officer)